UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF

1934 (AMENDMENT NO.     )

Filed by the registrant [X]

Filed by a party other than the registrant [    ]

Check the appropriate box:

[    ] Preliminary proxy statement                 [    ] Confidential, for use of the Commission

only (as permitted by Rule 14a-6 (e) (2)).

[    ] Definitive proxy statement

[X] Definitive additional materials

[    ] Soliciting material pursuant to Rule 14a-12

SPARTON CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Sparton Corporation (NYSE:SPA)

425 North Martingale Road

Suite 2050

Schaumburg, Illinois 60173

800.772.7866

www.sparton.com

October 12, 2010

Dear Fellow Sparton Corp. Shareholder:

We recently mailed to you proxy material in connection with our annual meeting of shareholders. The annual meeting will be held at 425 North Martingale Road, Schaumburg, Illinois 60173-2213, at the 425 Executive Conference Center on Wednesday, October 27, 2010, at 10:00 a.m., Local Time.

Sparton Corporation Annual Meeting of Stockholders—October 27th

Please Vote Your Shares Today

Your vote is extremely important. According to records your shares are still unvoted. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares promptly so that we can avoid additional costs.

Your vote is important. With the October 27th Annual Meeting now only a short time away, please act today to be sure your shares are voted. You can vote by telephone, internet or mail. For your convenience, a duplicate proxy card (or voting instruction form) and pre-paid return envelope are enclosed, along with telephone and Internet voting instructions.

Please Vote Your Shares Today

If you already have voted, we thank you for your prompt response. If you have not voted, we encourage you to do so without delay. Your vote is needed and valued, regardless of the number of shares you own. In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.

If you have questions or need assistance voting your shares, you should contact:

MORROW & CO., LLC

Brokers call collect: (203) 658-9400

Stockholders call toll free: (800) 662-5200

E-mail: sparton@morrowco.com

Thank you for voting!

On behalf of the Board of Directors,

Cary B. Wood

Chief Executive Officer